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                                                                    EXHIBIT 3(d)

                                   BYLAWS OF
                          CENTRAL BANCORPORATION, INC.
                              A Texas Corporation


                              ARTICLE ONE: OFFICES

     1.01  Registered Office and Agent.  The registered office and registered
           ---------------------------
agent of CENTRAL BANCORPORATION, INC. (the "Corporation") shall be as designated from time to time by the appropriate filing by the Corporation with the office of the Secretary of State of the state of Texas.

     1.02  Other Offices.  The Corporation may also have offices at such other
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places, both within and without the state of Texas, as the board of directors may from time to time determine or the business of the Corporation may require or as may be desirable.

                           ARTICLE TWO: SHAREHOLDERS

     2.01  Annual Meetings.  The annual meeting of shareholders of the
           ---------------
Corporation shall be held annually on the first Wednesday in April at such time and place within or without the state of Texas as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in an executed waiver of notice thereof. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.02  Special Meetings.  Special meetings of shareholders, for any purpose
           ----------------
or purposes, may be called at any time by the chairman of the board or the president and shall be called by the chairman of the board, the president or the secretary at the request in writing of the board of directors or at the request in writing of shareholders owning at least twenty-five percent (25%) of all shares entitled to vote at such meeting. A request for a special meeting shall state the purpose or purposes of the proposed meeting. The person receiving the written request shall within five (5) days from the date of its receipt cause notice of the meeting to be given in the manner provided in Section 2.03. If the person does not give notice of the meeting within five (5) days after the date of receipt of written request, the person or persons calling the meeting may fix the time of meeting and give notice in the manner provided in Section
2.03. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting or in an executed waiver of notice thereof. Special meetings of shareholders may be held at such times and places, within or without the state of Texas, as shall be designated by the person or persons calling such special meeting as provided in this
Section 2.02 and stated in the notices of the meetings or in executed waivers of notice thereof. If no place for a meeting is designated, it shall be held at the registered office of the Corporation.
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     2.03  Notice.  (a)  Written or printed notice stating the place, day and
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hour of each meeting of shareholders, and, in case of a special meeting (or if otherwise required by law), the purpose or purposes for which the meeting is called, shall be delivered (unless otherwise required by law) not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting.

          (b) Any notice required to be given to any shareholder, under any provision of the Texas Business Corporation Act, the articles of incorporation or these bylaws, need not be given to the shareholder if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve (12) month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

     2.04  Voting List.  At least ten (10) days before each meeting of
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shareholders, the secretary shall prepare a complete list of shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, including the address of each shareholder and the number of shares held by each shareholder. For a period of at least ten (10) days prior to such meeting, such list shall be kept on file at the registered office or the principal place of business of the Corporation and shall be subject to inspection by any shareholder during usual business hours. Such list shall be produced at such meeting, and at all times during such meeting shall be subject to inspection by any shareholder. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or stock transfer books or to vote at any meeting of shareholders.

     2.05  Quorum.  (a)  The holders of a majority of the shares issued and
           ------
outstanding and entitled to be voted, present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders, except as otherwise provided by law, the articles of incorporation or these bylaws.

          (b) If a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting, except as may otherwise be provided by the articles of incorporation or by these bylaws.

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          (c)  If, however, a quorum shall not be present or represented at a meeting of the shareholders, the holders of a majority of the shares represented in person or by proxy and entitled to vote shall have the power, unless otherwise provided in the articles of incorporation or these bylaws, to adjourn the meeting from time to time and to such place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

     2.06  Majority/Plurality Vote.  (a)  When a quorum is present at any
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meeting of shareholders, the act of the shareholders relative to any matter
(except the election of directors, see Section 2.06(b) below, and except in cases where a different vote is required by express provision of law, the articles of incorporation or these bylaws, in which cases such express provision shall govern and control the decision of such matters) shall be decided by a majority of the votes cast by the holders of shares entitled to vote on that matter at the meeting.

          (b) Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, unless otherwise provided in the articles of incorporation or these bylaws.

     2.07  Method of Voting; Proxies.  (a)  Each outstanding share, regardless
           -------------------------
of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided by law.

          (b) Shareholders are prohibited in the articles of incorporation from cumulating their votes in any election of directors of the Corporation.

          (c) At any meeting of shareholders, a shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by the shareholder, or photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section 2.07. No proxy shall be valid after eleven
(11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

          (d) Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy, objects, in which case written ballots shall be used.

          (e) Treasury shares, shares of the Corporation's own stock owned by another corporation (the majority of the voting stock of which is owned or controlled by the Corporation) and

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shares of the Corporation's own stock held by a corporation in a fiduciary capacity shall not be voted (directly or indirectly) at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

          (f) Shares held by an administrator, executor, guardian or conservator may be voted by him, so long as such shares forming a part of the estate are in the possession and forming part of the estate being served by him, either in person or by proxy, without transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

          (g) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

          (h) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

          (i) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote such shares.

     2.08  Closing of Transfer Books; Record Date.  (a)  For the purpose of
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determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the board of directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as a record date for the determination of shareholders, such date not to be more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and if no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or sharehold-

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ers entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.08, such determination shall be applied to any adjournment thereof except when the determination has been made through the closing of the stock transfer books and the stated period of closing has expired, in which case the board of directors shall make a new determination as provided in this Section 2.08(a).

          (b) Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the board of directors; provided, however, that the board of directors may not so fix a record date if a record date shall have previously been fixed or determined pursuant to the provisions of this Section 2.08(b). If no record date has been fixed by the board of directors and prior action of the board of directors is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the president or the principal executive officer of the Corporation. If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

     2.09  Presiding Officials at Meetings.  Unless some other person or persons
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are elected by a majority of the votes cast by the holders of shares entitled to vote at a meeting of shareholders, the chairman of the board of directors shall preside at and the secretary shall prepare minutes of each meeting of shareholders.

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                                 ARTICLE THREE: DIRECTORS

     3.01  Management.  (a)  The powers of the Corporation shall be exercised
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under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the articles of incorporation or by these bylaws directed or required to be done by the shareholders.

          (b) In the discharge of any duty imposed or power conferred upon a director of the Corporation, including as a member of a committee, the director may in good faith and ordinary care rely upon the statements, valuations or information referred to in Article 2.38-3 of the Texas Business Corporation Act or upon other information, opinions, reports or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by (i) one or more officers or employees of the Corporation, (ii) legal counsel, public accountants, investment bankers, or other persons as to matters the director reasonably believes are within the person's professional or expert competence, or (iii) a committee of the board of directors of which the director is not a member. A director is not relying in good faith within the meaning of the preceding sentence if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by the above sentence unwarranted.

     3.02  Number; Election; Term; Qualification.  The initial board of
           -------------------------------------
directors shall consist of the number of directors named in the articles of incorporation. Thereafter, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors or by the shareholders at the annual meeting, but shall never be less than one (1) nor more than fifteen (15). The number of directors may be increased or decreased from time to time as provided in these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. The directors shall be elected in accordance with Sections 2.06 and 2.07 at each annual meeting of shareholders by the holders of shares entitled to vote in the election of directors, except as provided in Section 3.04. Each director elected shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. No director need be a shareholder or a resident of the state of Texas.

     3.03  Removal.  At any meeting of shareholders called expressly for that
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purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

     3.04  Vacancies; Increases in Number.  Any vacancy occurring in the board
           ------------------------------
of directors may be filled by election at an annual or

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special meeting of shareholders called for that purpose or by a majority of the remaining directors, though less than a quorum. A director elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor in office. Any directorship to be filled by reason of any increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders, provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

     3.05  Advisory Directors.  The board of directors may, from time to time,
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appoint up to six (6) advisory directors of the Corporation.  Such advisory directors, if any, shall not be considered in determining the number of regular directors provided herein. Such advisory directors shall be entitled to attend meetings of the board of directors and participate in discussions thereat, but shall not be entitled to vote. Advisory directors shall, by resolution of the board of directors, be entitled to receive a fixed sum and expenses of attendance, if any, for attending meetings of the board of directors, or a stated salary.

     3.06  Honorary Directors.  After the age of seventy (70), members of the
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board of directors may be invited to become honorary directors of the
Corporation. Such honorary directors, if any, shall not be considered in determining the number of regular directors provided herein. Such honorary directors shall be entitled to attend meetings of the board of directors and participate in discussions thereat, but shall not be entitled to vote. Honorary directors shall, by resolution of the board of directors, be entitled to receive a fixed sum and expenses of attendance, if any, for attending meetings of the board of directors, or a stated salary.

     3.07  Meetings.  The board of directors of the Corporation may hold
           --------
meetings, both regular and special, within or without the state of Texas.

     3.08  First Meeting.  Each newly elected board of directors shall hold its
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first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and no notice of such meeting shall be necessary, unless by the unanimous consent of the directors then elected and serving such time and place shall be changed.

     3.09  Regular Meetings.  Regular meetings of the board of directors may be
           ----------------
held, with or without notice, at such times and places as may be designated from time to time by resolution of the board of directors.

     3.10  Special Meetings.  Special meetings of the board of directors may be
           ----------------
called by the chairman of the board or the president on not less than four (4) hours' notice to each director. Special meetings shall be called by the chairman of the board, the

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president or secretary in like manner and on like notice on the written request of a majority of the directors. Except as otherwise expressly provided by statute, the articles of incorporation or these bylaws, neither the business to be transacted at nor the purpose of any special meeting need be specified in a notice or waiver of notice.

     3.11  Quorum; Majority Vote.  At all meetings of the board of directors, a
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majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the vote of a different number is required by law, the articles of incorporation or these bylaws.

     3.12  Procedure; Minutes.  At meetings of the board of directors, business
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shall be transacted in such order as the board of directors may determine from time to time. The chairman of the board of directors shall preside at the meeting and the secretary shall act as the secretary thereof. The secretary of the meeting shall prepare minutes of the meeting for placement in the minute books of the Corporation.

     3.13  Presumption of Assent.  A director of the Corporation who is present
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at any meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.14  Compensation.  Directors, in their capacity as directors, may
           ------------
receive, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, for attending meetings of the board of directors, or a stated salary. No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor. Directors shall not receive compensation for any regular or special meeting of the board of directors conducted or attended by telephone or other electronic means.

     3.15  Interested Directors and Officers.  No contract or transaction
           ---------------------------------
between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for

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this reason, solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

           (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

           (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

           (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders.

     3.16  Resignation.  Any director may resign at any time by written notice
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to the Corporation.  Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director who does not, for any reason, stand for election at any meeting of shareholders called for such purpose shall be conclusively deemed to have resigned, effective as of the date of such meeting, for all purposes, and the Corporation need not receive any written notice to evidence such resignation.

                            ARTICLE FOUR: COMMITTEES

     4.01  Designation.  The board of directors may, by resolution adopted by a
           -----------
majority of the entire board of directors, from time to time designate from among the members of the board of directors executive and other committees. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The board of directors may designate one or more of its members as alternate members of any committee, who may, subject to limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the expiration of his term as a director or his earlier resignation, unless sooner removed as a committee member or as a director.

     4.02  Authority.  (a)  The executive committee, unless expressly restricted
           ---------
in the resolution adopted by a majority of the

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entire board of directors establishing the executive committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation. Each other committee, to the extent expressly provided for in the resolution adopted by a majority of the entire board of directors establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation. However, no committee shall have the authority of the board of directors in reference to:

           (1) amending the articles of incorporation;

           (2) proposing a reduction of the stated capital of the Corporation;

           (3) approving a plan of merger or share exchange;

           (4) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

           (5) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

           (6) amending, altering or repealing these bylaws or adopting new bylaws;

           (7) filling vacancies in the board of directors;

           (8) filling vacancies in or designating alternate members of any such committee;

           (9) filling any directorship to be filled by reason of an increase in the number of directors;

           (10) electing or removing officers of the corporation or members or alternate members of any such committee;

           (11) fixing the compensation of any member or alternate member of such committee; and

           (12) altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amendable or repealable.

          (b) In the resolution adopted by a majority of the entire board of directors establishing an executive or other committee, the board of directors may expressly authorize such committee to declare dividends or to authorize the issuance of shares of the Corporation.

     4.03  Committee Changes.  The board of directors shall have the power at
           -----------------
any time to fill vacancies in, to change the number or membership of, and to discharge any committee.

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     4.04  Regular Meetings.  Regular meetings of any committee may be held,
           ----------------
with or without notice, at such times and places as may be designated from time to time by resolution of the committee.

     4.05  Special Meetings.  Special meetings of any committee may be called by
           ----------------
any member of the committee on not less than twelve (12) hours' notice to each committee member. Except as otherwise expressly provided by statute, the articles of incorporation or these bylaws, neither the business to be transacted at nor the purpose of any special meeting need be specified in a notice or waiver of notice.

     4.06  Quorum; Majority Vote.  At all meetings of any committee, a majority
           ---------------------
of the number of committee members designated by the board of directors shall constitute a quorum for the transaction of business. The vote of a majority of the committee members present at any meeting at which a quorum is in attendance shall be the act of the committee, unless the vote of a different number is required by law, the articles of incorporation, these bylaws or the resolution establishing such committee. If a quorum is not present at a meeting of any committee, a majority of the committee members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

     4.07  Minutes.  Each committee shall cause minutes of its proceedings to be
           -------
prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

     4.08  Compensation.  Each committee member who is not an officer of the
           ------------
Corporation may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings, or a stated salary.

     4.09  Responsibility.  The designation of any committee and the delegation
           --------------
of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

     4.10  Resignation.  Any committee member may resign at any time by written
           -----------
notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

             ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS

     5.01  Notice.  Whenever by law, the articles of incorporation or these
           ------
bylaws notice is required to be given to any shareholder, director or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that

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notice may be given either (a) in person, (b) in writing, by mail, postage prepaid, (c) except in the case of a shareholder, by telegram, telex, cablegram, telecopier, telephone or similar means, or (d) by any other method permitted by law. Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such shareholder, director or committee member at his address as it appears on the books on the Corporation or, in the case of a shareholder, on the stock transfer records of the Corporation or a such other place as such shareholder, director or committee member is known to be at the time notice is mailed or transmitted. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cablegram, telecopier, telephone or similar means shall be deemed to be delivered and given at the time transmitted.

     5.02  Waiver of Notice.  Whenever by law, the articles of incorporation or
           ----------------
these bylaws any notice is required to be given to any shareholder, director or committee member of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director, committee member or shareholder at a meeting shall constitute a waiver of notice of such meeting, except where a director, committee member or shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     5.03  Telephone and Similar Meetings.  Unless otherwise provided by the
           ------------------------------
articles of incorporation, subject to the provisions required or permitted by law and these bylaws for notice of meetings, shareholders, directors or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     5.04  Action Without Meeting.  (a)  Any action required to be taken at an
           ----------------------
annual or special meeting of the shareholders, or any action which may be taken at an annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted, and such consent shall have the same force and effect as a vote of the shareholders at a meeting. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take such action unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation as provided herein, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action are delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent of the Corporation having custody of the minute books of the Corporation. Delivery shall be by hand or by certified mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the president or principal executive officer of the Corporation. A telegram, telex, cablegram or similar transmission by a shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by a shareholder for purposes of this Section 5.04. Prompt notice of the taking of any action by the shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

          (b) If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State of the state of Texas as a result of the taking of the action shall state, in lieu of any statement required by the Texas Business Corporation Act concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Article 9.10A of the Texas Business Corporation Act and that written notice required by such article has been given.

          (c) Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the board of directors or the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of the state of Texas. The consent may be in more than one counterpart so long as each director signs one of the counterparts.

                     ARTICLE SIX: OFFICERS AND OTHER AGENTS

     6.01  Officers.  (a)  The Corporation shall have a chairman of the board, a
           --------
president, one or more vice presidents (and, in the case of each vice president, with such descriptive title, if any, as the board of directors shall determine), a secretary, a treasurer, and such other officers and agents as the board of directors may deem desirable. The board of directors shall elect a chairman of the board, a president, vice president, treasurer, and secretary at its first meeting at which a quorum shall be present after the annual meeting of shareholders or whenever a vacancy exists. In connection with the election of such officers, the board of directors shall designate one or two of such officers as the chief executive officer and the chief operating officer of the Corporation. The board of directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable.
Each officer and agent shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the board of directors electing or appointing an officer or agent, his term of office shall extent to and expire at the meeting of the board of directors following the next annual meeting of shareholders or until his earlier death, resignation, retirement, disqualification or removal. Any two or more offices may be held by the same person. No officer or agent need be a shareholder, a director or a resident of the state of Texas.

          (b) In the discharge of any duty imposed or power conferred upon an officer of the Corporation, the officer may in good faith and ordinary care rely upon information, opinions, reports or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by (i) one or more other officers or employees of the Corporation including members of the board of directors, or
(ii) legal counsel, public accountants, investment bankers, or other persons as to matters the officer reasonably believes are within the person's professional or expert competence. An officer is not relying in good faith within the meaning of the preceding sentence if the officer has knowledge concerning the matter in question that makes reliance otherwise permitted by the above sentence unwarranted.

     6.02  Authority.  Officers shall have such authority and perform such
           ---------
duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

     6.03  Removal; Resignation.  (a)  Any officer or agent elected or appointed
           --------------------
by the board of directors may be removed by the board of directors at any time, with or without cause by the affirmative vote of a majority of the board of directors whenever in the judgment of the board of directors, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          (b) Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     6.04  Vacancies.  Any vacancy occurring in any office of the Corporation
           ---------
may be filled by the board of directors for the unexpired portion of the term.

     6.05  Compensation.  The compensation, if any, of officers shall be fixed,
           ------------
increased or decreased from time to time by the board of directors or pursuant to its direction.

     6.06  Chairman of the Board.  The chairman of the board shall have general
           ---------------------
and active management of the business of the Corporation, subject to the direction of the board of directors. The chairman shall preside at all meetings of the shareholders and the board of directors, shall see that all orders and resolutions of the board of directors are carried into effect and shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

     6.07  President.  The president, subject to the supervision of the chairman
           ---------
of the board, shall have general management of the business and affairs of the Corporation in the ordinary course of its business with all such powers with respect to such business and affairs as may be reasonably incident to such responsibilities including, but not limited to, the power to employ, discharge or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal or reinstatement of such officer.

     6.08  Vice Presidents.  Each vice president shall have such powers and
           ---------------
duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president and (in the order as designated by the board of directors, or in the absence of such designation, as determined by the length of time each has held the office of vice president continuously) shall exercise the powers of the president during that officer's absence or inability to act.

     6.09  Treasurer.  The treasurer shall have custody of the Corporation's
           ---------
funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors. The treasurer shall supervise the audit of all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments, shall supervise the accounting and auditing practices of the Corporation, and shall have charge of matters relating to taxation. Additionally, the treasurer shall have the power to endorse for deposit, collection or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The treasurer shall perform such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

     6.10  Assistant Treasurers.  Each assistant treasurer shall perform such
           --------------------
duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president. The assistant treasurers (in the order as designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant treasurer continuously) shall exercise the powers of the treasurer during that officer's absence or inability to act.

     6.11  Secretary.  The secretary shall maintain minutes of all meetings of
           ---------
the board of directors, of any committee, and of the shareholders, or consents in lieu of such minutes, in the minute books of the Corporation, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. The secretary may sign with the chairman of the board or president, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The secretary shall have charge of the certificate books, stock transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at the office of the Corporation during business hours. The secretary shall perform such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

     6.12  Assistant Secretaries.  Each assistant secretary shall perform such
           ---------------------
duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president. The assistant secretaries (in the order designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant secretary continuously) shall exercise the powers of the secretary during that officer's absence or inability to act.

                  ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

     7.01  Certificates of Shares.  (a)  The Corporation shall deliver
           ----------------------
certificates representing shares to which shareholders are entitled. Certificates representing shares shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall be signed by the president or any vice president, and by the secretary or any assistant secretary or by the treasurer (if any) or any assistant treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the officer signatures upon the certificates may be facsimiles. If any officer who has signed or whose facsimile signature has been used on any such certificate ceases to be such officer of the Corporation before said certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate or whose facsimile signature has been used thereon had been such officer at the date of its issuance. Certificates for shares shall be in such form as shall be in conformity to law and as may be prescribed from time to time by the board of directors.

          (b)  Each certificate representing shares issued by the Corporation
(i) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the articles of incorporation, or (ii) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the articles of incorporation on file in the office of the Secretary of State of the state of Texas and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the Corporation at its principal place of business or registered office.

          (c) All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor pursuant to the provisions of
Section 7.06 of these bylaws.

           (d)  Certificates shall not be issued for fractional shares of stock.

     7.02  Issuance.  Shares with or without par value may be issued for such
           --------
consideration and to such persons as the board of directors may from time to time determine, except in the case of shares with par value the consideration must be at least equal to the par value of such shares. Shares may not be issued until the full amount of the consideration has been paid.

     7.03  Consideration for Shares.  The consideration for the issuance of
           ------------------------
shares shall consist of any tangible or intangible benefits to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable. The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.

     7.04  Transfer of Shares.  Shares of stock of the Corporation shall be
           ------------------
transferable only on the books of the Corporation by the shareholders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and otherwise meeting all legal requirements for transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     7.05  Restriction on Transfer of Shares.  If the Corporation issues any
           ---------------------------------
shares which are not registered under the Securities Act of 1933 or registered or qualified under any applicable state securities laws, the Corporation may restrict transfer of the shares and may place an appropriate legend on the certificates representing the shares restricting transfer and requiring an opinion of counsel acceptable to the Corporation regarding compliance with applicable securities laws.

     7.06  Lost, Destroyed or Stolen Certificates.  The Corporation shall issue
           --------------------------------------
a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

          (a) Claim.  Makes proof in affidavit form that a previously issued
              -----
certificate for shares has been lost, destroyed or stolen;

          (b) Timely Request.  Requests the issuance of a new certificate before
              --------------
the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (c) Bond.  Gives a bond in such form, and with such surety or
              ----
sureties, with fixed or open penalty, as the board of directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

           (d) Other Requirements.  Satisfies any other reasonable requirements
               ------------------
imposed by the board of directors.

          When a certificate has been lost, destroyed or stolen, and the shareholder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the shareholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

     7.07  Registered Shareholders.  The Corporation shall be entitled to
           -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive distributions of share dividends, to vote, to receive notifications, and otherwise exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

     7.08  Preemptive Rights.  No shareholder or other person shall have any
           -----------------
preemptive rights whatsoever.

                    ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

     8.01  Dividends.  Subject to provisions of the statutes and the articles of
           ---------
incorporation, dividends may be declared by the board of directors at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

     8.02  Reserves.  The board of directors may create out of funds of the
           --------
Corporation legally available therefor such reserve or reserves as the board of directors from time to time, in its discretion, considers proper to provide for meeting contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation. The board of directors may modify or abolish any such reserve in the manner in which it was created.

     8.03  Contracts.  Subject to the provisions of Article Six, the board of
           ---------
directors may authorize any officer or agent to enter into any contract or agreement of any nature whatsoever, including without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     8.04  Deposits.  All funds of the Corporation not otherwise employed shall
           --------
be deposited from time to time in such banks, trust companies or other depositories as the board of directors may select.

     8.05  Books and Records.  The Corporation shall keep books and records of
           -----------------
account and shall keep minutes of the proceedings of its shareholders, its board of directors, and each committee of its board of directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class or series of shares issued by the Corporation held by each of them. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. The principal place of business of the Corporation, or the office of its transfer agent or registrar, may be located outside the state of Texas.

     8.06  Fiscal Year.  The fiscal year of the Corporation shall be fixed by
           -----------
the board of directors; provided, that if such fiscal year is not fixed by the board of directors it shall be the calendar year.

     8.07  Seal.  The seal, if any, of the Corporation shall be in such form as
           ----
may be approved from time to time by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     8.08  Securities of Other Corporations.  The chairman of the board, the
           --------------------------------
president or any vice president of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

     8.09  Amendment of Bylaws.  These bylaws may be altered, amended or
           -------------------
repealed, or new bylaws may be adopted (subject to the shareholders repealing or changing the action of the board of directors, or making new bylaws, at an annual or special meeting called and held as provided in these bylaws) at any regular or special meeting of the board of directors, without prior notice, by resolution adopted thereat.

     8.10  Invalid Provisions.  If any part of these bylaws shall be held
           ------------------
invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

     8.11  Headings.  The headings used in these bylaws are for convenience only
           --------
and do not constitute matter to be construed in the interpretation of these bylaws.

     8.12  Indemnification.  The Corporation shall indemnify to the fullest
           ---------------
extent permitted by law any person who was, is or is threatened to be made a named defendant or respondent in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such an action, suit or proceeding, by reason of the fact that he or she is or was a director, advisory director or officer of the Corporation, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, advisory director or officer in connection with any such action, suit or proceeding. The Corporation may indemnify other persons, as permitted by law. The Corporation shall pay or reimburse expenses to directors, advisory directors and officers and may pay or reimburse expenses to other persons, as permitted by law. The Corporation may purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, establish a letter of credit, guaranty or surety arrangement, or other arrangement on behalf of directors, advisory directors, officers or other persons, against any liability asserted against such persons in their capacities as directors, advisory directors, officers or otherwise, of the Corporation, whether or not the Corporation would have the power to indemnify such directors, advisory directors, officers or other persons against such liability, as permitted by law.

                              *******************

     I, the undersigned, being the Secretary of the Corporation, do hereby certify that the foregoing are the bylaws of said Corporation, as adopted by the Board of Directors of said Corporation on the 18th day of December, 1995.



                                                        /s/ Karen Larsen Sweeney
                                                        ------------------------
                                                        Karen Larsen Sweeney